Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197816), S-4 (No. 333-201242) and S-8 (Nos. 333-191487, 333-197158, 333-194781) of Actavis plc of our report dated February 18, 2015 relating to the financial statements and financial statement schedule of Warner Chilcott Limited, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 18, 2015